As filed with the Securities and Exchange Commission on May 17, 2005

                                                    Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                               Stolt Offshore S.A.
             (Exact name of registrant as specified in its charter)

               Luxembourg                                Not Applicable
      (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
      Incorporation or Organization)
                          c/o Stolt Offshore M.S. Ltd.
                                  Dolphin House
                                  Windmill Road
                                Sunbury-on-Thames
                               Middlesex, TW16 7HT
                                     England
                                (44) 1932-773-720
                    (Address of Principal Executive Offices)
                                   ----------

                   STOLT OFFSHORE S.A. 2003 STOCK OPTION PLAN
                            (Full Title of the Plan)
                                   ----------

                                  Quinn Hebert
                                    President
                               Stolt Offshore Inc.
                                 10787 Clay Road
                              Houston, Texas 77041
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                      of Agent For Service: (713) 430-1100

                          Copy to: Gregory Pryor, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036

==============================================================================================================================
Title Of Securities To Be           Amount To Be        Proposed Maximum             Proposed Maximum            Amount of
       Registered                   Registered(1)  Offering Price per Share(2)  Aggregate Offering Price(2)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Shares, $2.00 par value(3)    6,310,000              $7.265                   $45,842,150                 $5,395.62
==============================================================================================================================

  (1)The number of Common Shares being registered represents the maximum number of shares of each class issuable to employees pursuant to the Stolt Offshore S.A. 2003 Stock Option Plan. This Registration Statement on Form S-8 shall also cover any additional Common Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares of the Registrant.

  (2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"). The maximum aggregate offering price of the Common Shares is based on the amount of Common Shares to be registered, multiplied by the average of the high and low sale prices per American Depositary Shares (each representing one Common Share) on the Nasdaq National Market on May 13, 2005.

  (3)American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of the Common Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-90470) of the Registrant.
                                   -----------
================================================================================

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with or furnished to the Securities and Exchange (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement and made a part hereof:

     1. The Registrant's Annual Report on Form 20-F for the fiscal year ended November 30, 2003 (including the description of capital stock contained therein); and

     2. The Registrant's Reports on Form 6-K furnished to the Commission on December 22, 2003, December 30, 2003, January 16, 2004, January 22, 2004,
February 6, 2004, February 13, 2004, February 17, 2004, February 18, 2004, March 11, 2004, March 15, 2004, March 18, 2004, April 23, 2004, May 7, 2004, May 17,
2004, June 1, 2004, June 3, 2004, June 10, 2004, July 13, 2004, October 13,
2004, November 18, 2004, December 8, 2004, January 10, 2005, January 14, 2005,
February 3, 2005, February 24, 2005, April 11, 2005 and April 15, 2005.

     All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation provide that the Registrant shall indemnify any present or former director or officer to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding (whether civil, criminal, or otherwise, including appeals), actual or threatened, in which he becomes involved as a party or otherwise by virtue of his being or having been such director or officer, and against amounts paid or incurred by him in the settlement thereof; provided, however, that no such indemnification shall be provided for any such director or officer: (i) against any liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (ii) with respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of the Registrant; or (iii) in the event of a settlement, unless the settlement has been approved by the court or by the Board of Directors. Such indemnification includes, without limitation, attorneys' fees, costs, judgments, and amounts paid in settlement.

     In each case, the enforceability of the Registrant's obligation to indemnify, pay or reimburse a director or officer would be limited by the laws of Luxembourg. The Registrant has been advised by Elvinger, Hoss & Prussen, its Luxembourg counsel, that under Luxembourg law indemnification of directors and officers is a matter of contract, and that the Articles of Incorporation would be enforceable as such a contract.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit
      Number        Description
     -------        -----------

       4.1 Amended and Restated Articles of Incorporation of the Registrant as of April 20, 2004.

       4.2 Amended and Restated Deposit Agreement, among the Registrant, Citibank, N.A., as Depositary, and holders and beneficial owners from time to time of American Depositary Receipts issued thereunder. Incorporated by reference to the Registrant's Registration Statement on Form F-6 (File No. 333-90470) filed with the Securities and Exchange Commission on June 10, 2002.

       4.3 Form of Supplemental Agreement to Deposit Agreement by and among the Registrant, Deutsche Bank Trust Company Americas, as successor depositary, and all holders and beneficial owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder. Incorporated by reference to the Registrant's Registration Statement on Form F-6 (File No. 333-123139) filed with the Securities and Exchange Commission on March 4, 2005.

       4.4          Form of American Depositary Receipt (included in Exhibit
                    4.3 to this Registration Statement).

       5.1          Opinion of Elvinger, Hoss & Prussen.

      23.1 Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.1 to this Registration Statement).

      23.2          Consent of Deloitte & Touche LLP.

       24 Power of Attorney (included on signature pages of this Registration Statement).

Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunbury-on-Thames, Middlesex, England, on this 17th day of May, 2005.


                               STOLT OFFSHORE S.A.



                               By:       /s/ Tom Ehret
                                   ---------------------------
                                   Name:  Tom Ehret
                                   Title: Chief Executive Officer and
                                          Director

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom Ehret, Stuart Jackson and Johan Rasmussen, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 17, 2005.

         Signature                     Title
         ---------                     -----

/s/ Tom Ehret                          Chief Executive Officer and Director
------------------------------
Tom Ehret

/s/ Stuart Jackson                     Chief Financial Officer
------------------------------
Stuart Jackson

/s/ Mark Woolveridge                   Chairman of the Board of Directors
------------------------------
Mark Woolveridge

/s/ James B. Hurlock                   Director
------------------------------
James B. Hurlock

/s/ Haakon Lorentzen                   Director
------------------------------
Haakon Lorentzen

/s/ J. Frithjof Skouveroe              Director
------------------------------
J. Frithjof Skouveroe

/s/ Trond O. Westlie
------------------------------                       Director
Trond O. Westlie

/s/ George H. Doremus
------------------------------                       Director
George H. Doremus




STOLT OFFSHORE INC.,
   its duly authorized representative
   in the United States

By:  /s/  Quinn Herbert
   -----------------------------
   Name:  Quinn Hebert
   Title: President

                                  EXHIBIT INDEX

     Exhibit
      Number        Description

       4.1 Amended and Restated Articles of Incorporation of the Registrant as of April 20, 2004.

       4.2 Amended and Restated Deposit Agreement, among the Registrant, Citibank, N.A., as Depositary, and holders and beneficial owners from time to time of American Depositary Receipts issued thereunder. Incorporated by reference to the Registrant's Registration Statement on Form F-6 (File No. 333-90470) filed with the Securities and Exchange Commission on June 10, 2002.

       4.3 Form of Supplemental Agreement to Deposit Agreement by and among the Registrant, Deutsche Bank Trust Company Americas, as successor depositary, and all holders and beneficial owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder. Incorporated by reference to the Registrant's Registration Statement on Form F-6 (File No. 333-123139) filed with the Securities and Exchange Commission on March 4, 2005.

       4.4          Form of American Depositary Receipt (included in Exhibit
                    4.3 to this Registration Statement).

       5.1          Opinion of Elvinger, Hoss & Prussen.

      23.1 Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.1 to this Registration Statement).

      23.2          Consent of Deloitte & Touche LLP.

       24 Power of Attorney (included on signature pages of this Registration Statement).